UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A



                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 30, 2008


                              Compuware Corporation
             (Exact Name of Registrant as Specified in its Charter)


                        Commission File Number: 000-20900


             Michigan                                      38-2007430
   (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                     Identification No.)


 One Campus Martius, Detroit, Michigan                      48226-5099
(Address of Principal Executive Offices)                    (Zip Code)


      (Registrant's telephone number, including area code): (313) 227-7300

                              ---------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written Communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compuware Corporation filed a Form 8-K to report an event which occurred on April 30, 2008. Compuware is amending the Form 8-K to disclose a change in executive compensation which was inadvertently omitted.

On April 30, 2008, the Board of Directors of Compuware Corporation (the "Company") approved the recommendation by the Compensation Committee of the Board to modify Compuware's Executive Incentive Plan ("EIP"). For fiscal year 2009, worldwide revenue will be replaced as one of the performance measures for awards made under the EIP with total sales commitments, which is defined as the sum of software license and maintenance contracts closed during the fiscal year, professional services revenue, and application services revenue. The Board and Committee believe that the Company's performance in a fiscal year is better measured by using total sales commitments because that measure captures all successful sales activity in a given fiscal year. The other performance measure under the EIP will remain earnings per share. All other terms of the EIP will remain the same.

On April 30, 2008, the Compensation Committee recommended and the Board approved salary increases for various executives, including Robert Paul, who was promoted from his position as President and Chief Operating Officer of the Covisint division of the Company to President and Chief Operating Officer of the Company effective April 1, 2008. Mr. Paul's salary will increase by $75,000 to $550,000, effective April 1, 2008. The Compensation Committee recommended and the Board also approved a salary increase of $150,000 for Peter Karmanos, Jr., the Chairman and Chief Executive Officer. Mr. Karmanos' salary will be $1,200,000, effective April 1, 2008. Mr. Karmanos did not receive a salary increase in fiscal year 2008.

On April 30, 2008, the Compensation Committee recommended and the Board approved the award of a discretionary bonus to certain management and key personnel of the Company based on the Company's improved sales activity in fiscal year 2008. The named executive officers from the Company's 2007 annual meeting proxy statement will receive the following amounts:


                                                                                      Short-term     Long-term
Officer Name and Position                                                             (a)            (b)
--------------------------------------------------------------------------------------------------------------
Peter Karmanos, Jr. Chairman of the Board and Chief Executive Officer                 $800,000       $400,000
--------------------------------------------------------------------------------------------------------------
Laura L. Fournier, Senior Vice President and Chief Financial Officer (c)              $400,000       $200,000
--------------------------------------------------------------------------------------------------------------
Robert C. Paul, President and Chief Operating Officer, Covisint (d)                   $400,000       $200,000
--------------------------------------------------------------------------------------------------------------
Henry A. Jallos, President and Chief Operating Officer, Products Division (e)             --           --
--------------------------------------------------------------------------------------------------------------
Thomas M. Costello, Jr. Senior Vice President, Secretary and General Counsel (f)          --           --
--------------------------------------------------------------------------------------------------------------

(a) The short-term portion of discretionary bonus will be paid out in May or June of 2008.

(b) The long-term portion of the discretionary bonus will be paid out in two years (the first fiscal quarter of 2010) provided that the named executive officer remains employed with the Company.

(c)      Ms. Fournier was promoted to Executive Vice President effective April
         1, 2008.

(d) Mr. Paul was promoted to President and Chief Operating Officer of Compuware Corporation effective April 1, 2008.

(e)      Mr. Jallos left the Company in July 2007.

(f)      Mr. Costello is no longer a named executive officer effective March
         2008.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

May 16, 2008                         COMPUWARE CORPORATION


                                             By: /s/ Laura L. Fournier
                                                 -------------------------------

                                             Laura L. Fournier
                                             Executive Vice President
                                             Chief Financial Officer